Exhibit 99.1

The Real Good Food Company Reports Second Quarter 2022 Financial Results and Raises 2022 Net Sales Outlook

(CHERRY HILL, N.J., August 12, 2022) — The Real Good Food Company, Inc. (Nasdaq: RGF) (“Real Good Foods” or the “Company”), an innovative, high-growth, branded, health- and wellness-focused frozen food company, today reported financial results for its second quarter ended June 30, 2022.

“I am pleased with our solid second quarter revenue growth driven by both new and existing customers,” said Bryan Freeman, Executive Chairman. “We have seen strong growth in retail grocery, exhibited by our sustained velocity momentum, as well as growth in the unmeasured channel. This gives us confidence in our updated outlook for 2022. We believe we are still in the early innings of growth and continue to pursue our mission to make nutritious comfort foods that are low in carbohydrates, high in protein, and made from gluten and grain free real ingredients more accessible to everyone, improve human health, and, in turn, improve the lives of millions of people.”

“Our new Bolingbrook facility continued to ramp production in the second quarter, and we are on-track to add approximately $200 million of incremental capacity by the end of this year. We believe this additional capacity will improve margins and profitability in 2022, enable us to achieve positive adjusted EBITDA in the fourth quarter of 2022, and meet our long-term goals,” said Gerard Law, Chief Executive Officer.

Highlights

•	Net sales increased 64.9% in the second quarter to $30.8 million

•	Household penetration of 8.3% compared to 7.4% in March 2022[1]

•	Bolingbrook facility continues to ramp production and is expected to add approximately $200 million in incremental capacity by the end of 2022

(Net Sales comparison above is to the second quarter of 2021.)

Financial Results for the Quarter Ended June 30, 2022

Net sales increased 64.9% to $30.8 million compared to $18.7 million in the second quarter of 2021. This increase was primarily due to strong growth in sales volumes of our core products driven by greater demand from our existing retail and club customers and to a lesser extent new customers.

[1]	Numerator as of July 24, 2022

Gross profit decreased $0.3 million to $2.4 million, and was 7.6% of net sales, for the second quarter of 2022, compared to gross profit of $2.7 million, or 14.2% of net sales, for the prior year period. The decrease in gross profit was primarily driven by higher manufacturing costs related to the start-up of our new manufacturing facility in Bolingbrook, IL and the impacts of higher raw material costs. The increase in raw material costs was primarily due to supply chain pressures related to the impact of the pandemic, and was partially offset by the increase in sales of our self-manufactured products, which yield a higher margin, as well as higher net price realization. The decrease in gross margin was primarily due to the aforementioned higher manufacturing costs and the higher raw material costs.

Adjusted gross profit(2) increased $2.9 million to $6.8 million, reflecting adjusted gross margin of 22.0% of net sales, compared to $3.9 million, or 20.9% of net sales, in the second quarter of 2021. The increase in adjusted gross profit was primarily due to the increase in net sales, including in the amount of products sold that were self-manufactured, as well as higher net price realization, partially offset by increases raw material costs. The increase in adjusted gross margin was primarily due to the aforementioned higher net price realization partially offset by increases in raw material costs. Moreover, adjusted gross margin improved roughly 500 bps sequentially compared to 17.2% in the first quarter, which was ahead of our expectations and driven primarily by better net price realization.

Total operating expenses increased $5.4 million to $12.2 million, compared to $6.8 million, in the second quarter of 2021. The increase in operating expenses was primarily driven by selling and distribution expenses to support the growth of the business, increased personnel expenses related to the build-out of the Company’s operations, finance and leadership teams and increased investments in marketing and research and development.

Adjusted EBITDA(2) was a loss of $3.2 million compared to an adjusted EBITDA loss of $1.4 million in the second quarter of 2021. Sequentially, as compared to the first quarter of 2022, the adjusted EBITDA loss narrowed by approximately $100 thousand and adjusted EBITDA margin increased by 170 basis points. The sequential improvement in adjusted EBITDA and adjusted EBITDA margin was driven by improvement in gross margin, partially offset by the increase in administrative expenses.

Loss from operations increased by $5.7 million to $9.8 million compared to $4.1 million in the second quarter of 2021. The increase in loss from operations was primarily due to the aforementioned higher operating expenses.

Net loss increased by $5.2 million to $11.1 million compared to $5.9 million in the second quarter of 2021. Excluding expense related to share-based compensation of $1.7 million, net loss increased approximately $3.4 million during the second quarter of 2022 as compared to the prior year period.

Balance Sheet Highlights

As of June 30, 2022, the Company had cash and cash equivalents of $12.6 million, including restricted cash of $2.3 million, and total debt was $49.0 million3. Subsequent to the quarter end, the Company amended its credit facility to increase the capacity of its revolver to $75 million to provide it with even more flexibility. The Company’s cash balance of $12.6 million combined with its unused revolver capacity of $34.5 million, provides it with liquidity of $47.2 million, which the Company believes is sufficient to fund the business for the foreseeable future.

Outlook

The Company is updating its guidance for the year ending December 31, 2022 and now expects:

•	Net sales of approximately $155 million to $160 million, reflecting an increase of approximately 84% to 90% compared to 2021

•	Adjusted gross margin in the range of 19% to 21%

•	Adjusted EBITDA loss of approximately $7.0 million to $9.0 million

Long-term, the Company continues to expect:

•	Net sales of approximately $500 million

•	Adjusted gross margin of 35%

•	Adjusted EBITDA margin of 15%

The Company is not providing guidance for gross margin or net loss, the most directly comparable GAAP measures, and similarly cannot provide a reconciliation between its forecasted adjusted gross margin and GAAP gross margin and adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control, may vary significantly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details today at 8:30 a.m. ET. The conference call webcast and supplemental presentation will be available on the “Investors” section of the Company’s website at www.realgoodfoods.com. To participate on the live call, listeners in the U.S. may dial (877) 451-6152 and international listeners may dial (201) 389-0879. A telephone replay will be available approximately two hours after the call concludes through August 26, 2022, and can be accessed by dialing (844) 512-2921 from the United States, or (412) 317-6671 internationally, and entering the passcode 13731927.

[2]

Adjusted gross profit, adjusted gross margin, and adjusted EBITDA are non-GAAP financial measures. Adjusted gross profit means, for any reporting period, gross profit adjusted to exclude the impacts of costs and adjustments identified by management as affecting the comparability of the Company’s gross profit from period to period. Adjusted gross margin means adjusted gross profit as a percentage of net sales. Adjusted EBITDA means, for any reporting period, net income (loss) before depreciation and amortization, income taxes, and interest expense, adjusted to exclude the impact of transaction expenses, as well as other costs and adjustments identified by management as affecting the comparability of the Company’s operating results from period to period. Please see the information provided under the section entitled “Non-GAAP Financial Measures” within this release for a discussion of why we believe these measures are important, and the reconciliation table at the end of this release for a reconciliation thereof to the most directly comparable financial measures calculated in accordance with GAAP.

[3]	Excludes a lease line of credit for a down payment on equipment related to the Company’s Bolingbrook facility, which converts to a finance lease payable beginning in the second quarter of 2022.

About The Real Good Food Company

Founded in 2016, Real Good Foods believes there is a better way to enjoy our favorite foods. Its brand commitment, “Real Food You Feel Good About Eating,” represents the Company’s strong belief that, by eating its food, consumers can enjoy more of their favorite foods and, by doing so, live better lives as part of a healthier lifestyle. Its mission is to make nutritious comfort foods that are low in carbohydrates, high in protein, and made from gluten and grain free real ingredients more accessible to everyone, improve human health, and, in turn, improve the lives of millions of people. Real Good Foods offers delicious options across breakfast, lunch, dinner, and snacking occasions available, in over 16,000 stores nationwide, including Walmart, Costco, Kroger, and Target, and directly from its website at www.realgoodfoods.com. Learn more about Real Good Foods by visiting its website or on Instagram at @realgoodfoods, where it has one of the largest social media followings of any brand within the frozen food industry today with more than 430,000 followers.

Non-GAAP Financial Measures

In addition to the Company’s financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes that adjusted gross profit, adjusted gross margin, and adjusted EBITDA, each of which is a non-GAAP financial measure, are useful performance measures and metrics for investors to evaluate current trends in its operations and compare the ongoing financial and operating performance of our business from period to period. In addition, management uses these non-GAAP financial measures to assess our operating performance and for internal planning purposes. The Company also believes these measures are widely used by investors, securities analysts, and other parties in evaluating companies in our industry as measures of financial and operational performance. However, the non-GAAP financial measures included in this press release have limitations and should not be considered in isolation, as substitutes for, or as superior to, performance measures calculated in accordance with GAAP. Other companies may calculate these measures differently, or may not calculate them at all, which limits the usefulness of these measures as comparative measures. Because of these limitations, the Company considers, and you should consider, these non-GAAP financial measures with other operating and financial performance measures presented in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding its projected financial results, including net sales, adjusted gross margin, and adjusted EBITDA and its ability to increase production at its new facility, improve profitability and meet its long-term growth objectives. The Company has attempted to identify forward-looking statements by using words such as “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021.

In addition, readers are cautioned that the Company may make future changes to its business and operations in response to the impacts of the COVID-19 pandemic, supply chain disruptions and macroeconomic challenges, or in response to other business developments, which changes may be inconsistent with the Company’s prior forward-looking statements, and which may not be disclosed in future public announcements.

Investor Contact

Chris Bevenour

ir@realgoodfoods.com

Media Contact

Nikole Johnston

realgoodfoods@powerdigital.com

UNAUDITED CONSOLIDATED BALANCE SHEET

(In thousands, except share data)

	AS OF
	JUNE 30,	DECEMBER 31,
	2022	2021
ASSETS
Current assets:
Cash	$10,339	$27,435
Accounts receivable, net	13,356	8,968
Inventories	32,719	16,622
Other current assets	5,257	9,927

Total current assets	61,671	62,952
Property and equipment, net	32,463	10,289
Operating lease right-of-use assets	11,576	12,127
Deferred loan costs	721	818
Goodwill	12,486	12,486
Restricted Cash	2,310	2,310
Other non-current assets	187	1,162

Total assets	$121,414	$102,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,055	$15,205
Operating lease liabilities	1,555	1,040
Finance lease liabilities	2,167	198
Business acquisition liabilities, current portion	893	8,111
Accrued and other current liabilities	4,690	6,763
Current portion of long-term debt	348	328

Total current liabilities	28,708	31,645

Revolving line of credit/capex line	44,679	17,501
Lease line of credit	5,587	7,258
Long-term operating lease liabilities	10,778	11,249
Long-term finance lease liabilities	14,773	154
Long-term business acquisition liabilities	3,116	3,352

Total Liabilities	107,641	71,159
Commitments and contingencies (Note 12)
Stockholders’ Equity:
Class A common stock, $0.0001 par value—100,000,000 shares authorized; 6,169,885 shares issued and outstanding as of June 30, 2022 and December 31, 2021	1	1
Class B common stock, $0.0001 par value—25,000,000 shares authorized; 19,577,681 shares issued and outstanding as of June 30, 2022 and December 31, 2021	2	2
Additional paid-in capital	53,125	49,693
Accumulated deficit	(15,098)	(10,143)

Total stockholders’ equity attributable to The Real Good Food Company, Inc.	38,030	39,553
Non-controlling interest	(24,257)	(8,568)

Total stockholders’ equity attributable to The Real Good Food Company, Inc.	13,773	30,985

Total liabilities and stockholders’ equity	$121,414	$102,144

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share/unit and per share/unit data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2022	2021	2022	2021
Net sales	$30,809	$18,685	$68,385	$35,463
Cost of sales	28,458	16,023	61,787	28,788

Gross profit	2,351	2,662	6,598	6,675

Operating expenses:
Selling and distribution	4,909	3,049	10,236	5,968
Marketing	1,172	755	2,958	1,387
Administrative	6,089	2,982	11,867	5,802

Total operating expenses	12,170	6,786	25,061	13,157

Loss from operations	(9,819)	(4,124)	(18,463)	(6,482)
Interest expense	1,291	1,440	2,181	3,483
Change in fair value of convertible debt	—	370	—	370

Loss before income taxes	(11,110)	(5,934)	(20,644)	(10,335)
Income tax expense	—	—	—	—

Net Loss	$(11,110)	$(5,934)	$(20,644)	$(10,335)
Less: net loss attributable to non-controlling interest	(8,449)	—	(15,689)	—
Preferred return on Series A preferred units	—	146	—	292

Net loss attributable to The Real Good Food Company, Inc.	$(2,661)	$(6,080)	$(4,955)	$(10,627)

NON-GAAP FINANCIAL MEASURES – RECONCILIATION

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2022	2021	2022	2021
Gross Profit	$2,351	$2,662	$6,598	$6,675
Start-up and idle capacity costs (1)	3,563	741	4,873	1,494
Costs related to the COVID-19 pandemic (2)	871	493	1,772	493

Adjusted Gross Profit	$6,785	$3,896	$13,243	$8,662

Adjusted Gross Margin	22.0%	20.9%	19.4%	24.4%

(1)

Represents start-up costs associated with commencing operations at our City of Industry and Bolingbrook facilities and other costs associated with temporary manufacturing capacity at our City of Industry and Bolingbrook facilities, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2022	2021	2022	2021
Net Loss	$(11,110)	$(5,934)	$(20,644)	$(10,335)
Depreciation and amortization	404	194	804	447
Provision for income tax	—	—	—	—
Interest expense	1,291	1,440	2,181	3,483
Other Income	—	370	—	370
Start-up and idle capacity costs (1)	3,563	741	4,873	1,494
Costs related to the COVID-19 pandemic (2)	871	493	1,772	493
Share-based compensation (3)	1,735	18	3,432	36
Transaction expenses (4)	—	1,231	—	2,702
Other (5)	—	—	25	—
Bolingbrook start-up administrative costs (6)	—	—	1,017	—

Adjusted EBITDA	$(3,246)	$(1,447)	$(6,540)	$(1,310)

Adjusted EBITDA Margin	(10.5)%	(7.7)%	(9.6)%	(3.7)%

(1)

Represents start-up costs associated with commencing operations at our City of Industry and Bolingbrook facilities and other costs associated with temporary manufacturing capacity at our City of Industry and Bolingbrook facilities, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.
(3)	Represents share-based compensation expense.
(4)	Represents costs incurred in connection with pursuing certain strategic and financing transactions, including legal, consulting, and accounting costs.
(5)	Represents other non-recurring administrative costs incurred during the period.
(6)	Represents administrative costs incurred in connection with start-up of the new Bolingbrook Facility.

RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS

SIX MONTHS ENDED

JUNE 30, 2022

	Net Sales	Gross Profit	Gross Margin	Selling Expenses	Marketing Expenses	Administrative Expenses	Income from Operations	Operating Margin
Reported	$68,385	$6,598	9.6%	$5,802	$2,958	$11,867	$(18,463)	(27.0)%
Items Affecting Comparability:
Start-up and idle capacity costs (1)	—	4,873		—	—	—	4,873
Costs related to the COVID-19 pandemic (2)	—	1,772		—	—	—	1,772
Share-based compensation (3)	—	—		(126)	(1)	(3,306)	3,432
Transaction expenses (4)	—	—		—	—	—	—
Other (5)	—	—		—	—	(25)	25
Bolingbrook start-up administrative costs (6)	—	—		—	—	(1,017)	1,017

Adjusted	$68,385	$13,243	19.4%	$5,676	$2,957	$7,519	$(7,344)	(10.7)%

SIX MONTHS ENDED

JUNE 30, 2021

	Net Sales	Gross Profit	Gross Margin	Selling Expenses	Marketing Expenses	Administrative Expenses	Income from Operations	Operating Margin
Reported	$35,463	$6,675	18.8%	$5,802	$1,387	$5,802	$(6,482)	(18.3)%
Items Affecting Comparability:
Start-up and idle capacity costs (1)	—	1,494		—	—	—	1,494
Costs related to the COVID-19 pandemic (2)	—	493		—	—	—	493
Share-based compensation (3)	—	—		(36)	—	—	—
Transaction expenses (4)	—	—		—	—	(2,702)	2,702
Other (5)	—	—		—	—	(36)	36
Bolingbrook start-up administrative costs (6)	—	—		—	—	—	—

Adjusted	$35,463	$8,662	24.4%	$5,766	$1,387	$3,064	$(1,757)	(5.0)%

THREE MONTHS ENDED

JUNE 30, 2022

	Net Sales	Gross Profit	Gross Margin	Selling Expenses	Marketing Expenses	Administrative Expenses	Income from Operations	Operating Margin
Reported	$30,809	$2,351	7.6%	$4,909	$1,172	$6,089	$(9,819)	(31.9)%
Items Affecting Comparability:
Start-up and idle capacity costs (1)	—	3,563		—	—	—	3,563
Costs related to the COVID-19 pandemic (2)	—	871		—	—	—	871
Share-based compensation (3)	—	—		(64)	—	(1,670)	1,734
Transaction expenses (4)	—	—		—	—	—	—
Other (5)	—	—		—	—	—	—
Bolingbrook start-up administrative costs (6)	—	—		—	—	—	—

Adjusted	$30,809	$6,785	22.0%	$4,845	$1,172	$4,419	$(3,651)	(11.9)%

THREE MONTHS ENDED

JUNE 30, 2021

	Net Sales	Gross Profit	Gross Margin	Selling Expenses	Marketing Expenses	Administrative Expenses	Income from Operations	Operating Margin
Reported	$18,685	$2,662	14.2%	$3,049	$755	$2,982	$(4,124)	(22.1)%
Items Affecting Comparability:
Start-up and idle capacity costs (1)	—	741		—	—	—	741
Costs related to the COVID-19 pandemic (2)	—	493		—	—	—	493
Share-based compensation (3)	—	—		—	—	(18)	18
Transaction expenses (4)	—	—		—	—	(1,231)	1,231
Other (5)	—	—		—	—	—	—
Bolingbrook start-up administrative costs (6)	—	—		—	—	—	—

Adjusted	$18,685	$3,896	20.9%	$3,049	$755	$1,733	$(1,641)	(8.8)%

(1)

Represents start-up costs associated with commencing operations at our City of Industry and Bolingbrook facilities and other costs associated with temporary manufacturing capacity at our City of Industry and Bolingbrook facilities, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.
(3)	Represents equity-based compensation expense.
(4)	Represents costs incurred in connection with pursuing certain strategic and financing transactions, including legal, consulting, and accounting costs.
(5)	Represents other non-recurring administrative costs incurred during the period.
(6)	Represents administrative costs incurred in connection with start-up of the new Bolingbrook Facility.